UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: November 1, 2002

COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864
(Address of principal executive offices)

(208) 263-2266
(Registrant’s telephone number, including area code)

Item 9.    Regulation FD Disclosure.

Coldwater Creek Inc. today announced staff reductions affecting approximately 25 salaried employees at the company’s administrative headquarters in Sandpoint. According to Chairman and CEO Dennis Pence, the reductions are the direct result of consolidating job responsibilities.

“While we regret the necessity for this, we believe these actions, along with other improvements in our cost structure, are prudent and sensible given the uncertain business climate for the retail sector,” he said.

The staff reductions become effective immediately, and all affected employees will be provided with appropriate severance packages, Pence said.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

By:	/s/ DENNIS C. PENCE
Dennis C. Pence Chairman and Chief Executive Officer (Principal Executive Officer)

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